UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

 FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 13, 2021

Hospitality Investors Trust, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-55394	80-0943668
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Park Avenue Tower, 65 East 55th Street, Suite 801 New York, New York 10022
(Address, including zip code, of Principal Executive Offices) Registrant’s telephone number, including area code: (571) 529-6390

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

☐	Emerging growth company

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01 Entry Into Material Definitive Agreement.

Entry Into Restructuring Support Agreement; Commencement of Bankruptcy Cases

On May 19, 2021, Hospitality Investors Trust, Inc. (“HIT”) and its operating partnership, Hospitality Investors Trust Operating Partnership, L.P. (the “OP” and, together with HIT, the “Debtors,” and, together with their subsidiaries, the “Company”), entered into a restructuring support agreement (the “RSA”) with Brookfield Strategic Real Estate Partners II Hospitality REIT II LLC (together with its affiliates, the “Brookfield Investor”), the holder of the sole issued and outstanding share of HIT’s preferred stock designated as the Redeemable Preferred Share, par value $0.01 per share (the “Redeemable Preferred Share”), and all of the issued and outstanding units of limited partner interest in the OP entitled “Class C Units” (“Class C Units” and, together with the Redeemable Preferred Share, the “Existing Preferred Interests”). Pursuant to the RSA, as described in more detail below, the parties to the RSA have agreed to the principal terms of a proposed series of deleveraging or restructuring transactions of the Debtors (the “Restructuring Transactions”). The RSA contemplates that the Restructuring Transactions will be effectuated through a joint prepackaged Chapter 11 plan of reorganization (the “Plan”), in the form and substance attached as an exhibit to the RSA, to be implemented through cases to be commenced by the Debtors under Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”).

The overview above and the summaries below of the terms of the RSA and the Restructuring Transactions contemplated thereby do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the RSA (including the Plan and all exhibits to the RSA and the Plan), a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference. To the extent there is any inconsistency between these summaries and the full text of the RSA (including the Plan and all exhibits to the RSA and the Plan), the full text of the RSA (including the Plan and all other exhibits thereto) will govern.

On May 19, 2021 (the “Petition Date”), the Debtors filed voluntary petitions (collectively, the “Chapter 11 Cases”) under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). The Debtors have requested that the Bankruptcy Court administer the Chapter 11 Cases jointly under the caption In re: Hospitality Investors Trust, Inc., et al. To ensure their ability to continue operating in the ordinary course of business, the Debtors have also filed with the Bankruptcy Court a variety of motions seeking “first-day” relief, including requesting authority to pay employee wages and provide employee benefits and to pay certain vendors and suppliers, in each case in the ordinary course of business, and for approval of the DIP Facility (as defined and described below).

Additional information about the Chapter 11 Cases is available at the Debtors’ restructuring website at http://dm.epiq11.com/HospitalityInvestorsTrust.

Milestones and Termination

Pursuant to the RSA, the Debtors and the Brookfield Investor agreed to support and take any and all commercially reasonable, necessary or appropriate actions in furtherance of the consummation of the Restructuring Transactions, which include the Plan. As described in more detail below, however, the Restructuring Transactions, including the Plan, remain subject to various conditions, and there can be no assurance they will be completed on their contemplated terms, or at all.

Prior to entering into the RSA and as contemplated thereby, the Company received consent to the Restructuring Transactions from certain of the Company’s lenders, franchisors and other parties in interest, with the terms of certain of such consents also serving to amend the terms of the Debtors’ agreements with the applicable parties. Among other things, these consents and amendments include forbearance and waiver provisions such that the implementation of the Restructuring Transactions will not be a triggering event causing the increase or acceleration of any of the loans or other direct financial obligations of the Debtors and also include amendments to other terms of these agreements, including capital expenditure reserve waivers and deferrals and modifications of financial covenants and debt yield tests. Please see HIT’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 filed with the Securities and Exchange Commission (the “SEC”) on May 14, 2021 for further information regarding the terms of certain of these consents and amendments.

Prior to filing the Chapter 11 Cases and as contemplated by the RSA, Epiq Corporate Restructuring, LLC, the Debtors’ claims and noticing agent, distributed a solicitation package to the Brookfield Investor seeking the Brookfield Investor’s approval of the Plan (including the disclosure statement with respect to the Plan and a copy of the Plan itself) and the Brookfield Investor returned its ballot in favor of confirmation of the Plan.

The RSA includes certain milestones for the progress of the Chapter 11 Cases, certain of which were achieved prior to or in connection with the filing of the Chapter 11 Cases. The remaining milestones include:

•	the Bankruptcy Court must enter a confirmation order no later than June 23, 2021, 35 calendar days after the Petition Date, subject to extension based on the Bankruptcy Court’s calendar in completing the confirmation hearing;

•	the order approving the DIP Facility must be entered by the Bankruptcy Court, subject to Bankruptcy Court availability, (i) on an interim basis, no later than May 26, 2021, five business days after the Petition Date, and (ii) on a final basis (if necessary), no later than June 18, 2021, 30 calendar days after the Petition Date; and

•	the Plan must become effective on a date (the “Effective Date”) no later than ten calendar days after the confirmation order entered by the Bankruptcy Court becomes a final order.

The Debtors and the Brookfield Investor have rights to terminate the RSA (and their support for the Restructuring Transactions) under certain circumstances, including:

•	the failure by the Debtors to satisfy any of the milestones;

•	upon the earlier of (i) June 30, 2021, (ii) the entry of a final order by Bankruptcy Court denying confirmation of the Plan, and (iii) the Effective Date; or

•	if HIT’s board of directors determines in good faith that performance under the RSA would be inconsistent with its fiduciary obligations under applicable law, subject to certain conditions.

DIP Facility and Exit Facility

The RSA contemplates that the Debtors will, during the pendency of the Chapter 11 Cases, enter into a secured debtor-in-possession financing facility on the terms and conditions set forth in the form of the super-priority senior secured debtor-in-possession term loan agreement attached as an exhibit to the RSA (the “DIP Facility”) pursuant to which the Brookfield Investor has committed to provide the liquidity the Debtors require to fund their current obligations (including up to $10.0 million to fund interest payments and other approved expenses for the property-level mortgage loans under which certain of the Company’s non-debtor subsidiaries serve as borrowers) during the pendency of the Chapter 11 Cases. There can be no assurance, however, that the Debtors will be able to enter into the DIP Facility, including because, among other reasons, entry into the DIP Facility is subject to approval by the Bankruptcy Court. As contemplated by the RSA, the DIP Facility will:

•	provide for delayed-draw term loans in a maximum aggregate principal amount equal to $65.0 million;

•	bear interest at a rate of 15% per annum, payable in kind;

•	be secured by all cash in the deposit and security accounts of the Debtors, but not any of their subsidiaries (including non-debtor subsidiaries that serve as borrowers under the Company’s property-level mortgage loans); and

•	mature on the earliest of (i) Effective Date, (ii) six months after the DIP Facility closes, and (iii) the date of the occurrence of certain other events, as provided in the DIP Facility.

The RSA contemplates that the Debtors will, on the Effective Date, enter into a secured revolving exit facility on the terms and conditions set forth in the Plan (the “Exit Facility”) pursuant to which the Brookfield Investor has committed to provide liquidity the Debtors may require to fund working capital needs following the Effective Date. There can be no assurance, however, that the Debtors will be able to enter into the Exit Facility, including because, among other reasons, entry into the Exit Facility is subject to confirmation of the Plan by the Bankruptcy Court. As contemplated by the Plan, the Exit Facility will:

•	provide for revolving loans in a maximum aggregate principal amount equal to (i) $25.0 million, plus (ii) any amount that remains undrawn under the DIP Facility as of the Effective Date;

•	bear interest at a rate of 15% per annum, payable in cash or in kind; and

•	mature three years following the Effective Date.

The DIP Facility will contain affirmative and negative covenants typical for a debtor-in-possession financing facility. The definitive documentation of the Exit Facility is anticipated to be in form and substance consistent with the definitive documentation of the DIP Facility.

Effect of the Plan

As of the Effective Date, among other things:

•	the Existing Preferred Interests, together with the loans outstanding under the DIP Facility, will be converted into 100% of the shares of common stock of the reorganized HIT (the “New Common Stock”) except that 2% of Class C Units in the OP held by the Brookfield Investor will be canceled in exchange for new common equity units in the reorganized OP;

•	all trade and other claims against the Debtors (whether arising prior to or after the commencement of the Chapter 11 Cases) will be reinstated or paid in full in the ordinary course of business;

•	each share of common stock of HIT outstanding immediately prior to the effectiveness of the Plan (“Old Common Stock”) will be cancelled and (except for shares of Old Common Stock held by the Brookfield Investor) exchanged for a right to receive contingent cash payments (each such right, a “CVR”) pursuant to a contingent value rights agreement in the form attached as an exhibit to the Plan (the “CVR Agreement”);

•	HIT’s Amended and Restated Employee and Director Incentive Restricted Share Plan will terminate and all awards outstanding thereunder will be settled and cancelled, as provided in the Plan;

•	HIT’s charter and bylaws and the agreement of limited partnership of the OP will be amended and restated in a form to be filed as a supplement to the Plan, and the directors of HIT will be four individuals selected by the Brookfield Investor, at least one of whom must be independent under the listing rules of the New York Stock Exchange; and

•	the Debtors and the Brookfield Investor, as well as their agents and affiliates, among other parties, will grant customary mutual releases to one another in connection with their conduct both prior to and during the Chapter 11 Cases.

The CVR Agreement

Holders of shares of Old Common Stock at the Effective Date will receive one CVR in exchange for each share of Old Common Stock. The CVRs will be administered pursuant to the CVR Agreement, which will be entered into on the Effective Date among HIT, Computershare, Inc. and its subsidiary, Computershare Trust Company, N.A., as CVR agent. There can be no assurance, however, that the Debtors will be able to enter into the CVR Agreement and that holders of Old Common Stock will receive CVRs, including because, among other reasons, entry into the CVR Agreement is subject to confirmation of the Plan by the Bankruptcy Court.

Each CVR will evidence the holder’s right to receive payments, if any, in an amount based on the future value of 98 of the 100 hotels and related assets owned by the Company on the Effective Date (the “CVR Asset Pool”). The CVR Asset Pool will be owned, directly or indirectly, by the OP or another subsidiary of HIT (“CVR Holding Company”). As described further below, payments to CVR holders will only occur if certain thresholds and returns of and on capital to the Brookfield Investor have been met. Payments to CVR holders, if any, will be made on the fifth anniversary of the Effective Date (or, if extended by HIT’s board of directors, in its sole discretion, the seventh anniversary of the Effective Date), unless a monetization event, if any, occurs earlier. A monetization event would include the consummation of a corporate-level change of control or the sale or disposition of all or substantially all of the assets included in the CVR Asset Pool (defined as the sale or disposition of at least 80% of the number of hotels in the CVR Asset Pool following the Effective Date).

The value of the CVR Asset Pool that serves as a basis for calculating the amount that may become payable to the CVR holders includes, subject to certain adjustments, the net proceeds from the sales of hotels in the CVR Asset Pool and the value of any unsold hotels and other assets (as determined by an independent third party), reduced by any amounts outstanding under the Exit Facility and any other contributions and loans made to the CVR Holding Company by the Brookfield Investor, as well as expenses incurred by the Company in connection with payments made to CVR holders. Prior to any payments to CVR holders, the value of the CVR Asset Pool will first be applied to (i) the amount of outstanding principal and accrued interest and other obligations through and including the Effective Date under the DIP Facility that were cancelled and converted into New Common Stock on the Effective Date (as adjusted for the exclusion from the CVR Asset Pool of two joint venture interests in hotels owned by the Company on the Effective Date, the “DIP Amount”), and (ii) an amount equal to $395.3 million (the “Class C Unit Amount”), representing the sum, as adjusted for the exclusion from the CVR Asset Pool of two joint venture interests in hotels owned by the Company on the Effective Date, of (A) the purchase price paid by the Brookfield Investor to the OP to acquire Class C Units (approximately $380.0 million), plus (B) the 7.5% per annum quarterly cash distributions that would have been payable on December 31, 2020 and March 31, 2021 if the limited partnership agreement of the OP had not been amended on December 24, 2020 and March 30, 2021, plus (C) the accrued and unpaid cash distributions payable on Class C Units through and including the Petition Date.

The maximum amount of payments made per CVR will not be permitted to exceed $6.00. The maximum amount may allow a holder of a share of Old Common Stock with a tax basis greater than $6.00 that receives a CVR to claim a loss for the difference. However, the law is uncertain and holders of Old Common Stock should discuss the tax impact of the conversion of Old Common Stock to CVRs with their tax advisors.

Payments to holders of the CVRs are subject to the Adjusted EBITDA (as defined in the CVR Agreement) of the applicable portion of the CVR Asset Pool exceeding a specified threshold for the prior 12-month period.

Subject to these conditions, holders of CVRs will be entitled to receive (i) 6.0% of any remaining value of the CVR Asset Pool until 94.0% of such remaining value equals a return of 15.0% per annum, accruing from the Effective Date and compounding quarterly, on the DIP Amount balance from time to time, (ii) 6.0% of any remaining value of the CVR Asset Pool until 94.0% of such remaining value equals a return of 12.5% per annum, accruing from the Petition Date and compounding quarterly, on the Class C Unit Amount balance from time to time, and (iii) 25.0% of any remaining value of the CVR Asset Pool.

During the term of the CVR Agreement prior to the payment or maturity of the CVRs, at least one director of HIT must be independent under the listing rules of the New York Stock Exchange and the Company will be subject to certain restrictions on:

•	actions for the primary purpose of causing the requirements for payment of the CVRs not to be satisfied;

•	taking any action or entering into any agreement that is disproportionately adverse to the economic interests of the holders of the CVRs when compared to the holders of the New Common Stock without the approval of the independent director (or if there are more than two independent directors, a majority of the independent directors); and

•	engaging in certain types of transactions with an affiliate or a related party excluding, among other transactions, transactions entered into on an arm’s-length basis on terms that are no less favorable to the Company or the applicable subsidiary thereof than those that can be obtained from an unaffiliated third party.

The CVRs will not be transferable, except in limited instances such as upon death of the holder, to a trust for certain estate planning purposes and by operation of law, and they will not be securities or otherwise subject to registration under the Securities Act of 1933, as amended, or the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or result in the Company being required to register under the Exchange Act.

Following the Effective Date, HIT intends to suspend its reporting obligations under the Exchange Act and therefore would no longer file Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other reports required of companies subject to the on-going requirements of the Exchange Act. Pursuant to the CVR Agreement, HIT will be required to make certain quarterly and annual financial information about the CVR Asset Pool available to holders of CVRs on a confidential basis.

Item 1.03. Bankruptcy or Receivership.

The information set forth in Item 1.01 of this Current Report on Form 8-K under the caption “Entry Into Restructuring Support Agreement; Commencement of Bankruptcy Cases” is hereby incorporated by reference in this Item 1.03.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retention Bonuses

On May 13, 2021, HIT’s compensation committee approved the payment of an aggregate of approximately $2.5 million in retention bonuses to HIT’s executive officers and other employees (including $1,049,895, $302,853 and $289,688, respectively, to Jonathan P. Mehlman, HIT’s chief executive officer and president, Paul C. Hughes, HIT’s general counsel and secretary, and Bruce A. Riggins, HIT’s chief financial officer and treasurer). The bonuses were paid on May 18, 2021. Pursuant to a letter agreement entered into between each of the recipients and HIT, the entire amount of the bonus paid is subject to clawback if the recipient resigns or is terminated for cause prior to February 18, 2022 or, in the case of Mr. Mehlman only, the Effective Date.

Agreements with Executive Officers; Resignation and Termination of Mr. Mehlman

On May 18, 2021, following approval by HIT’s compensation committee, HIT entered into amendments to its existing employment agreements with each of Messrs. Hughes and Riggins (collectively, the “Employment Agreement Amendments”) and a general release and waiver agreement with Mr. Mehlman (the “Separation Agreement”). The Employment Agreement Amendments will not become effective unless and until the Plan is confirmed and the Effective Date occurs. The Separation Agreement provides that Mr. Mehlman will continue to serve as the chief executive officer of HIT and in all other capacities as an officer of the Company until he is terminated by HIT without cause effective on the tenth business day after the Effective Date (the “Termination Date”). The Separation Agreement also provides that Mr. Mehlman will be deemed to have resigned from the board of directors of HIT effective on the Effective Date. Mr. Mehlman’s resignation from the board of directors of HIT was not because of a disagreement with HIT. Pursuant to the Plan, HIT will assume the existing employment agreements with each of its executive offers, as amended by the Employment Agreement Amendments, and the Separation Agreement.

Effective on the Effective Date, the Employment Agreement Amendments provide for: increased annual base salaries for each executive ($425,000 and $450,000 for Mr. Hughes and Mr. Riggins, respectively); an increase in Mr. Riggins’ target annual cash bonus from 75% to 100% of his annual base salary; a minimum 2021 annual cash bonus for each of Messrs. Hughes and Riggins of 50% of their respective annual base salaries (without offset for the retention bonus paid as described above under “—Retention Bonuses”); eligibility for a new long-term incentive program (which replaces the long-term incentive program under the existing employment agreements in its entirety) in the form of profits interest units equal to a specified percentage to be determined in the future of a pool equal to 1.5% of the fully-diluted equity of the entity that will own all of the New Common Stock after the Effective Date (“Parent”), which profits interest units will be subject to a distribution hurdle equal to the total capital contributions to Parent by the Brookfield Investor plus a 6% annualized return and to service-based vesting in five equal annual installments; removal of all severance enhancements applicable in the event of a qualifying termination within 12 months following a change in control and all provisions relating to accelerated vesting of equity awards in connection with any termination; and Mr. Riggins becoming the president of HIT in addition to remaining the chief financial officer of HIT.

Pursuant to the Separation Agreement, upon Mr. Mehlman’s termination of employment with HIT on the Termination Date, he will be entitled to certain benefits thereunder, subject to the terms and conditions set forth in the Separation Agreement, including that he has not revoked the release of claims in the Separation Agreement and that he has re-executed a release of claims in favor of HIT and its affiliates if so requested by HIT upon the Termination Date. The release under the Separation Agreement provides that Mr. Mehlman, on behalf of himself and anyone who could make a claim on his behalf (including but not limited to his heirs, executors, administrators, trustees, legal representatives, successors and assigns) (collectively, “Releasors”), knowingly and voluntarily fully and unconditionally forever releases, acquits and discharges HIT, and any and all of its past and present owners, parents, affiliated entities, divisions, subsidiaries and each of their respective past, present and future stockholders, members, predecessors, successors, assigns, managers, agents, directors, officers, employees, representatives, attorneys, trustees, assets, employee benefit plans or funds and plan fiduciaries, any of its or their successors and assigns, and each of them whether acting on behalf of HIT or in their individual capacities (collectively, the “Releasees”) from any and all charges, complaints, claims, liabilities, obligations, promises, agreements, damages, causes of action, suits, rights, costs, losses, debts and expenses of any nature whatsoever, known or unknown, suspected or unsuspected, foreseen or unforeseen, matured or unmatured, against them which any Releasor ever had, now has or at any time hereafter may have, own or hold by reason of any matter, fact, or cause whatsoever, including Mr. Mehlman’s employment with HIT and the termination of such employment, from the beginning of time up to and including the Termination Date (collectively, the “Claims”), including without limitation: (i) any Claims arising out of or related to any federal, state and/or local laws relating to employment; and (ii) any and all other of the Claims arising out of or related to any contract, any and all other federal, state or local constitutions, statutes, rules or regulations, or under any common law right of any kind whatsoever, or in regard to any personal or property injury, or under the laws of any country or political subdivision, including, without limitation, any of the Claims for any kind of tortious conduct (including but not limited to any claim of defamation or distress), breach of the Separation Agreement, violation of public policy, promissory or equitable estoppel, breach of HIT’s policies, rules, regulations, handbooks or manuals, breach of express or implied contract or covenants of good faith, wrongful discharge or dismissal, and/or failure to pay in whole or part any compensation, bonus, incentive compensation, overtime compensation, severance pay or benefits of any kind whatsoever, including disability and medical benefits, back pay, front pay or any compensatory, special or consequential damages, punitive or liquidated damages, attorneys’ fees, costs, disbursements or expenses, or any other claims of any nature; and all claims under any other federal, state or local laws relating to employment, except in any case to the extent such release is prohibited by applicable federal, state and/or local law. Pursuant to the Separation Agreement, Mr. Mehlman also confirmed and agreed to certain restrictions under his existing employment agreement with HIT related to non-disclosure of confidential information, cooperation with the HIT and, for a period of 12 months after the Termination Date, restrictions on Mr. Mehlman disparaging HIT, soliciting or interfering with HIT’s employees, clients and investors, and competing with HIT. HIT agreed that requests for waivers from the competition restrictions with respect to non-direct competitors will be considered in good faith and will not be unreasonably withheld, conditioned or delayed. Mr. Mehlman will be entitled to continued payment or reimbursement by HIT for his life, disability, dental and health insurance coverage for 24 months after the Termination Date to the same extent that HIT paid for such coverage during his employment. The amount of Mr. Mehlman’s cash severance under the Separation Agreement will be $3.5 million, subject to increase if the Termination Date does not occur on or prior to June 30, 2021 by a daily accrual for Mr. Mehlman’s pro rata target 2021 annual cash bonus. The cash severance amount will be paid at such time(s) as specified in Mr. Mehlman’s existing employment agreement, except that any portion of the cash severance amount that HIT determines is exempt from the application of applicable tax laws relating to non-qualified deferred compensation will be paid in a lump sum upon the Termination Date. Pursuant to the Separation Agreement, HIT has agreed to engage Mr. Mehlman as a consultant for a fee of $100,000 per month for a period of three months after the Termination Date. Mr. Mehlman’s consulting services will consist of transition advice and telephone consulting. The consultancy arrangement with Mr. Mehlman will be terminable only upon material breach by either party of the terms of the Separation Agreement.

Forward-Looking Statements

Certain statements in this Current Report on Form 8-K are forward-looking statements. In addition, the Company’s management may from time to time make oral forward-looking statements. All statements, other than statements of historical facts, are forward-looking statements. Forward-looking statements may be identified by the words “believe,” “expect,” “anticipate,” “project,” “plan,” “estimate,” “may,” “will,” “could,” “should,” “seek” or “intend” and similar expressions. Forward-looking statements reflect the Company’s current expectations and assumptions regarding the Company’s business, the economy and other future events and conditions and are based on currently available financial, economic, and competitive data and the Company’s current business plans. Actual results could vary materially depending on risks and uncertainties that may affect the Company’s operations, markets, services, prices and other factors as discussed in the Risk Factors section of the Company’s other filings with the SEC. While the Company believes its assumptions are reasonable, the Company cautions against relying on any forward-looking statements as it is very difficult to predict the impact of known factors, and it is impossible for the Company to anticipate all factors that could affect the Company’s actual results. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, the Company’s ability to confirm and consummate the Plan as contemplated by the RSA, which is not assured; risks attendant to the bankruptcy process, including the Company’s ability to obtain court approvals with respect to motions filed in the Chapter 11 Cases, the outcomes of court rulings and the Chapter 11 Cases in general and the length of time that the Company may be required to operate in bankruptcy, which limits the Company’s operational flexibility and can adversely impact the Company’s relationships with its property managers, franchisors and other third parties necessary to the success and growth of the Company’s business; the effectiveness of the overall restructuring activities pursuant to the RSA and the Chapter 11 Cases and any additional strategies that the Company may employ to address its liquidity and capital needs; the actions and decisions of creditors, regulators and other third parties that have an interest in the Chapter 11 Cases, which may interfere with the Company’s ability to confirm and consummate the Plan; restrictions due to the terms of the DIP Facility or any other debtor-in-possession credit facility that the Company enters into in connection with the Chapter 11 Cases, or the terms of the Exit Facility or any similar facility the Company enters into following the Effective Date, and restrictions imposed by the applicable courts; the Company’s ability to achieve operating results that will allow for further reductions of the Company’s indebtedness; the potential value of the CVRs is speculative, and the CVRs may ultimately have no or minimal value; even if the Plan is consummated and becomes effective, and during the pendency of the Chapter 11 Cases, the Company will remain subject to continued impacts of the coronavirus pandemic, decreases in travel and economic activity, and other changes that could result in lower demand for the Company’s hotel rooms and increasing expenses, as well as potential difficulties obtaining any additional capital the Company may need to fund its on-going operations and achieve its strategic goals; the other factors described in HIT’s Annual Report on Form 10-K for the year ended December 31, 2020 filed with the SEC on March 30, 2021, HIT’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 filed with the SEC on May 14, 2021, and all other filings HIT makes with the SEC after that date. All forward-looking statements are expressly qualified in their entirety by this cautionary notice. The forward-looking statements speak only as of the date on which they are made. Factors or events that could cause the Company’s actual results to differ may emerge from time to time. HIT undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Restructuring Support Agreement, dated as of May 19, 2021, by and among Hospitality Investors Trust, Inc., Hospitality Investors Trust Operating Partnership, L.P., and Brookfield Strategic Real Estate Partners II Hospitality REIT II LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 19, 2021	HOSPITALITY INVESTORS TRUST, INC.

	By:	/s/ Jonathan P. Mehlman
Jonathan P. Mehlman Chief Executive Officer and President